                                                                   Exhibit 23.04
                                                                   -------------

               [Letterhead of Morgan Stanley & Co. Incorporated]


November 9, 1995



Board of Directors
CIPSCO Incorporated
607 East Adams Street
Springfield, Illinois 72739

Re:  Joint Proxy Statement of Union Electric Company
     and CIPSCO Incorporated and Registration Statement
     on Form S-4 of Ameren Corporation
     --------------------------------------------------

Members of the Board of Directors:

          Reference is made to our opinion letter appearing as Annex E to the Joint Proxy Statement with respect to the fairness to the holders of the outstanding shares of Common Stock, without par value (the "Common Stock") of CIPSCO Incorporated (the "Company") of the exchange ratio to be received by holders of Common Stock in the merger involving the Company contemplated by the Agreement and Plan of Merger (the "Agreement") dated as of August 11, 1995, by and among the Company, Union Electric Company, Ameren Corporation and Arch Merger Inc., in light of the Union Electric Exchange Ratio (as defined in the Agreement).

          We hereby consent to the reference to the opinion of our Firm under the captions "Summary of Joint Proxy Statement/Prospectus -- Opinion of Financial Advisors", "The Mergers -- Opinion of financial Advisors" and "The Mergers --Reasons for the Mergers; Recommendations of the Board of Directors" and to the inclusion of the foregoing opinion in the Joint Proxy Statement included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,


                                    MORGAN STANLEY & CO. INCORPORATED

                                    By: /s/ Robert W. Jones
                                       ------------------------
                                       Robert W. Jones
                                       Managing Director